UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 20, 2024
Date of Report (Date of Earliest Event Reported)

Lendway, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13471	41-1656308
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5000 West 36th Street, Suite 220 Minneapolis, Minnesota	55416
(Address of Principal Executive Offices)	(Zip Code)

(763) 392-6200
(Registrant’s Telephone Number, Including Area Code)
________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LDWY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Acquisition of Bloomia

On February 22, 2024 (the “Closing Date”), Lendway, Inc. (the “Company”) completed the acquisition (the “Acquisition”) of Bloomia B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (“Bloomia”). Bloomia is a leader in the fresh cut tulip industry originally founded in the Netherlands. The Acquisition was completed through Tulp 24.1, LLC, a Delaware limited liability company (the “U.S. Subsidiary”) and Tulipa Acquisitie Holding B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands and a wholly owned subsidiary of the U.S. Subsidiary (the “Dutch Subsidiary”, together with the U.S. Subsidiary, the “Purchasers”), pursuant to an Agreement for the Sale and Purchase of Shares (the “Purchase Agreement”) by and among the U.S. Subsidiary, the Dutch Subsidiary, Botman Bloembollen B.V. (“Botman”), W.F. Jansen, who is also the continuing chief executive officer of Bloomia (“Jansen”), and H.J. Strengers (“Strengers”, together with Botman and Jansen, the “Sellers”) and the Company, as the Guarantor. Following the Acquisition, the Dutch Subsidiary was merged with and into Bloomia and U.S. Subsidiary became the holder of 100% of the ownership interests of Bloomia. As of the Closing Date, the Company held an 81.4% ownership interest in the U.S. Subsidiary and Jansen owned the remaining 18.6% ownership interest. The Company agreed to guarantee the Purchasers’ performance under the Purchase Agreement.

The Acquisition was completed using a base purchase price of approximately $54.4 million, subject to customary purchase price adjustments (the “Purchase Price”). The Purchase Price was determined based on an assumed enterprise value of $51.0 million as of July 1, 2022, plus cash and cash equivalents, minus debt and other liabilities. After accounting for interim developments after the valuation date, the U.S. Subsidiary paid cash closing consideration totaling approximately $47.5 million. The U.S. Subsidiary funded the closing payments through: (i) approximately $22.8 million aggregate borrowings under the Credit Agreement (as defined below); (ii) $12.8 million pursuant to bridge loan, of which approximately $12.1 million was provided to the Dutch Subsidiary by Botman, approximately $400,000 was provided to the U.S. Subsidiary by Jansen, and $260,000 was provided to the Dutch Subsidiary by Strengers (“Bridge Loan 1”); (iii) a second bridge loan in the principal amount of $2.7 million provided by Botman to the Dutch Subsidiary (“Bridge Loan 2”, together with Bridge Loan 1, the “Bridge Loans”), and (iv)  cash on hand. The Company has provided an unsecured guaranty of the obligations of the U.S. Subsidiary under the Credit Facility and the Bridge Loans. In anticipation of the Closing, Lendway made an initial cash contribution to the U.S. Subsidiary totaling approximately $12.9 million and expects to fund an additional $400,000 for approximately $13.3 million total. In connection with the Closing and in addition to the cash closing consideration, the U.S. Subsidiary paid off approximately $4.5 million of outstanding borrowings by Bloomia under an existing revolving credit facility.

The Purchase Agreement contains customary representations, warranties, covenants, limitations of liability of Sellers and other terms, provisions and conditions for a transaction of this size and nature, including customary non-compete and non-solicitation restrictions on the Sellers and their ultimate beneficial owners, for a period of three years after the Closing Date. The assertions embodied therein were made solely for purposes of the Purchase Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their respective terms. Moreover, they may be subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on such representations, warranties, covenants or other terms, provisions or conditions as statements of factual information at the time they were made or otherwise. Unless required by applicable law, the Company undertakes no obligation to update such information.

The Purchase Agreement contained customary termination rights in the event the parties breached their respective closing obligations, as set forth in the Purchase Agreement. The Purchase Agreement does not contain any further termination rights.

The Purchase Agreement includes certain tax indemnification obligations. The Purchase Agreement is governed by Dutch law and the court in Amsterdam, Netherlands will preside over any and all claims in relation to the Purchase Agreement and the Bridge Loans.

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The foregoing descriptions of the Purchase Agreement and the Bridge Loans do not purport to be complete and are subject to, and qualified by, the full text of the Purchase Agreement and each of the Bridge Loans, copies of which are attached hereto as Exhibits 2.1, 10.1 and 10.2, respectively, and are incorporated herein by reference.

Financing Arrangements

On February 20, 2024, the Company entered into a Credit Agreement as the parent guarantor, together with the U.S. Subsidiary, as borrower (the “Borrower”),  the Dutch Subsidiary, as a guarantor, and, effective immediately upon the consummation of the Purchase Agreement, Bloomia, and Fresh Tulips USA, LLC, a Virginia limited liability company, as guarantors, with Associated Bank, N.A., a national banking association, as agent for itself and the other lenders from time to time party thereto (the “Credit Agreement”). Under the Credit Agreement, the lenders funded $18,000,000 in term loans to fund the Borrower’s acquisition of Bloomia. The Credit Agreement also contains a $6,000,000 revolving facility, which may be used by the Borrower for general business purposes and working capital.

Borrowings under the Credit Agreement bear interest at a rate per annum equal to Term SOFR for an interest period of one month plus 3.0%. In addition to paying interest on the outstanding principal under the Credit Agreement, the Borrower is required to pay a commitment fee of 0.50% on the unutilized commitments under the revolving credit facility.

The term loans will be repaid in quarterly installments of $450,000, commencing on June 30, 2024. The remaining outstanding balance will be repaid in full after five years. The scheduled maturity of the revolving facility is February 20, 2029.

The obligations under the Credit Agreement are secured by substantially all of the personal property assets of the Borrower and its subsidiaries. The Company has provided an unsecured guaranty of the obligations of the Borrower under the Credit Agreement.

Commencing with the fiscal quarter ending on March 31, 2024, the Credit Agreement will require the Borrower and its subsidiaries to maintain (a) a minimum fixed charge coverage ratio of not less than 1.25 to 1.00 and (b) a maximum senior cash flow leverage ratio of 3.0 to 1.0 until September 30, 2024, and stepping down to 2.00 to 1.00 on December 31, 2027, until the maturity date of the Credit Agreement. The Credit Agreement also contains other customary affirmative and negative covenants, including covenants that restrict the ability of the Borrower and its subsidiaries to incur additional indebtedness, dispose of significant assets, make distributions or pay dividends to the Company, make certain investments, including any acquisitions other than permitted acquisitions, make certain payments, enter into sale and leaseback transactions or grant liens on its assets, subject to certain limitations.

The Credit Agreement contains customary events of default, the occurrence of which would permit the lenders to terminate their commitments and accelerate loans under the Credit Agreement, including failure to make payments under the credit facility, failure to comply with covenants in the Credit Agreement and other loan documents, cross default to other material indebtedness of the Borrower or any of its subsidiaries, failure of the Borrower or any of its subsidiaries to pay or discharge material judgments, bankruptcy of the Borrower or any of its subsidiaries, and change of control of the Company. The assertions embodied therein were made solely for purposes of the Credit Agreement and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating their respective terms.

Associated Bank, N.A. has performed and may continue to perform commercial banking and financial services for the Borrower and its subsidiaries for which they have receive and will continue to receive customary fees.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to, and qualified by, the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

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Limited Liability Company Agreement

On February 22, 2024, the U.S. Subsidiary adopted an Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) among the U.S. Subsidiary, the Company, as the majority member, and Jansen, as the minority member. The LLC Agreement provides that the Company is the managing member of the U.S. Subsidiary and holds full and complete discretion to manage and control its business and affairs. The LLC Agreement does not directly provide for compensation to the Company its services as the managing member, but the U.S. Subsidiary will reimburse the Company for all ordinary, necessary and direct expenses incurred when carrying out business for the U.S. Subsidiary.

The foregoing description of the LLC Agreement does not purport to be complete and is subject to, and qualified by, the full text of the LLC Agreement, a copy of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Management Services Agreement

On February 22, 2024, the Company and the U.S. Subsidiary entered into a Management Services Agreement (the “Management Services Agreement”), whereby the Company agreed to provide certain advisory and consulting services to the U.S. Subsidiary as described therein. In consideration for the services rendered by the Company or its affiliates thereunder, the U.S. Subsidiary will pay to the Company an annual fee in the amount equal to the greater of (i) the EBITDA Percentage Amount (as defined therein) for such fiscal year, or (ii) $720,000.

The foregoing description of the Management Services Agreement does not purport to be complete and is subject to, and qualified by, the full text of the Management Services Agreement, a copy of which is attached hereto as Exhibit 10.5 and is incorporated herein by reference.

Lease Agreement

Fresh Tulips USA, LLC dba Bloomia is party to a Lease Agreement, dated July 1, 2021, by and between Horti-Group, LLC with respect to the property situated at 2259 Kings Hwy, King George, Virginia, which houses the significant majority of Bloomia’s operations (the “Lease”). The lease currently requires monthly rent payments of $272,214, subject to a 2% increase beginning on January 1st of each subsequent year. The Lease is scheduled to expire in 2028, but may be extended by an additional ten years at the lessee’s option.

The foregoing description of the material terms of the Lease Agreement does not purport to be complete and is subject to, and qualified by, the full text of the Lease Agreement, a copy of which is attached hereto as Exhibit 10.6 and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Purchase Agreement is incorporated by reference into this Item 2.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Credit Agreement and Bridge Loans is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On February 26, 2024, the Company issued a press release announcing execution of the Purchase Agreement and related credit arrangements, the text of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

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The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 9.01. Financial Statements and Exhibits.

(99) Financial Statements of Business Acquired.

The financial statements required by this item are not being filed herewith. The Company will file the required financial statements as an amendment to this Current Report on Form 8-K as soon as practicable after the date hereof and not later than 71 days after the date this Current Report on Form 8-K would otherwise be required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item is not being filed herewith. The Company will file the required pro forma financial information as an amendment to this Current Report on Form 8-K as soon as practicable after the date hereof and not later than 71 days after the date this Current Report on Form 8-K would otherwise be required to be filed.

(d) Exhibits.

Exhibit No.	Description
2.1*

Agreement for the Sale and Purchase of Shares, dated February 21, 2024, by and among Tulp 24.1, LLC, Tulipa Acquisitie Holding B.V., Botman Bloembollen B.V., W.F. Jansen, H.J. Strengers and the Company

10.1*	Bridge Loan Agreement, dated February 22, 2024, by and between Botman Bloembollen B.V., W.F. Jansen, H.J. Strengers, Tulp 24.1, LLC, Tulipa Acquisitie Holding B.V. and the Company
10.2*	Bridge Loan Agreement, dated February 22, 2024, by and between Botman Bloembollen B.V. and Tulipa Acquisitie Holding B.V.
10.3*

Credit Agreement, dated February 20, 2024, by and among the Company, TULP 24.1, LLC, Tulipa Acquisitie Holding B.V., Bloomia B.V., Fresh Tulips USA, LLC, and Associated Bank, N.A., a national banking association

10.4*	Amended and Restated Limited Liability Company Agreement, dated February 22, 2024, by and among the Company, Tulp 24.1, LLC and Werner F. Jansen.
10.5*	Management Services Agreement, dated February 22, 2024, by and between the Company and Tulp 24.1, LLC
10.6*	Lease Agreement, dated July 1, 2021, by and between Horti-Group, LLC and Fresh Tulips USA, LLC dba Bloomia
99.1	Press Release dated February 26, 2024
104	Cover Page Interactive Data File

* Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request; provided, however, that the parties may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any document so furnished.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

Statements in this Current Report on Form 8-K that are not statements of historical or current facts are considered forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The words “anticipate,” “believe,” “continue,” “expect,” “keep,” “plan,” “positions,” “potential,” “promises,” “remain,” “seek,” “will” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this report. Statements made in this report regarding, for instance, contributions to the U.S. Subsidiary and potential borrowing capacity under the Credit Agreement, are forward-looking statements. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. As such, actual results may differ materially from the results or performance expressed or implied by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including our ability to maintain and integrate the acquired business, changes competition or price pressure resulting from public announcement of the acquisition, changes in demand and customer requirements for our products, delays or interruptions in production resulting from hazards, transportation limitations or other extraordinary events outside our control that may negatively impact our business or the supply chains in which we participate, risks associated with international operations, including import regulations, and those set forth in our Annual Report on Form 10-K for the year ended December 31, 2022 and additional risks, identified in our Quarterly Reports on Form 10-Q and our other Current Reports on Form 8-K filed with the SEC. Such forward-looking statements should be read in conjunction with Lendway’s filings with the SEC. Lendway assumes no responsibility to update the forward-looking statements contained in this report release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LENDWAY, INC.

Date: February 26, 2024	By:	/s/ Zackery A. Weber
Zackery A. Weber
Vice President of Finance

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